ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*040103*

| Filed in the office of | Document Number 20140688541-19 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 09/26/2014 2:50 PM |
| | Entity Number E0497952014-2 |

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** Puramed Bioscience, Inc.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares with par value: 4,100,000,000 Par value per share: $ 0.000001 Number of shares without par value: 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Russell Mitchell
Name
1326 Schofield Avenue | Schofield | WI | 54476
Street Address | City | State | Zip Code

2) Patricia McMurtrie
Name
1326 Schofield Avenue | Schofield | WI | 54476
Street Address | City | State | Zip Code

**5. Purpose:** (optional; see instructions)

*The purpose of the corporation shall be:*
Any legal purpose

**6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Russell Mitchell
Name

X [signature]
Incorporator Signature

1326 Schofield Avenue | Schofield | WI | 54476
Address | City | State | Zip Code

**7. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X [signature] Vcorp Services, LLC 9/26/14
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

*This form must be accompanied by appropriate fees*

**ADDENDUM**
**ARTICLES OF INCORPORATION**
**PURAMED BIOSCIENCES, INC.**

3. Authorized Stock

The total authorized capital stock of the corporation shall be as follows:

Four billion (4,000,000,000) shares of common stock, par value 0.000001 per share;

Fifty-one (51) shares of Series A Preferred Stock, par value 0.000001 per share having the rights, preferences, and designations as it is set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock provided below;

Five million (5,000,000) shares, Series B Preferred stock, par value 0.000001 per share having the rights, preferences, and designations as it is set forth in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock provided below;

Ninety-four million nine hundred and nighty-nine thousand nine hundred forty-nine (94,999,949) shares, authorized, not designated, blank check preferred shares, par value 0.000001 per share, which the board of directors has authority to issue with such rights, preferences, and designations as it deems necessary or advisable without any additional action by the corporation's shareholders.

4. Names and Addresses of the Board of Directors

3) Charles Phillips
1326 Schofield Avenue
Schofield, WI 54476

***CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK, $0.000001 PAR VALUE PER SHARE***

## I. NAME OF THE CORPORATION

Puramed Bioscience, Inc.

## II. DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of preferred stock shall be Series A Preferred Stock, $0.000001 par value per share (the "Series A Preferred Stock").

B. Number of Shares. The number of shares of Series A Preferred Stock authorized shall be fifty-one (51) shares. Each share of Series A Preferred Stock shall have a stated value equal to $0.000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A Stated Value").

C. Dividends. Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

## III. LIQUIDATION AND REDEMPTION RIGHTS

Upon the occurrence of a Liquidation Event (as defined below), the holders of Series A Preferred Stock are entitled to receive net assets on a pro rata basis. Each holder of Series A Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter (the "Permitted Merger"), unless the holders of the shares of Series A Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation's assets, unless the holders of Series A Preferred Stock elect otherwise.

## IV. CONVERSION

No conversion of the Series A Preferred Stock is permitted.

## V. RANK

All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation's Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) *pari passu* with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

## VI. VOTING RIGHTS

Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 *multiplied by* the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), *divided by* (y) 0.49, *minus* (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Certificate of Incorporation or by-laws.

## VII. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred so as to affect adversely the holders of Series A Preferred Stock.

## XIII. MISCELLANEOUS

A. Status of Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series A Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred

granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series A Preferred Stock.

D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

Puramed Bioscience, Inc.
1326 Schofield Avenue
Schofield, Wisconsin 54476
Attention: Russell Mitchell
Telephone: (715) 359-6373

If to the holders of Series A Preferred, to the address listed in the Corporation's books and records.

***CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK, $0.000001 PAR VALUE PER SHARE***

**I. NAME OF THE CORPORATION**

PuraMed Bioscience, Inc.

**II. DESIGNATION AND AMOUNT; DIVIDENDS**

A. Designation. The designation of said series of preferred stock shall be Series B Convertible Preferred Stock, $0.000001 par value per share (the "**Series B Preferred**").

B. Number of Shares. The number of shares of Series B Preferred authorized shall be five million (5,000,000) shares, each of which shall have a stated value equal to $0.000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "**Series B Stated Value**").

C. Dividends: Initially, there will be no dividends due or payable on the Series B Preferred. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

**III. LIQUIDATION AND REDEMPTION RIGHTS.**

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of Series B Preferred shall be entitled to receive, on parity with the holders Common Stock, based on the amount that would be received if each one (1) share of Series B Preferred was fully converted into one hundred (100) shares of the Corporation's Common Stock, assets of the Corporation available for distribution to the holders of capital stock of the Corporation. The Series B Preferred shall not have any priority or preference with respect to any distribution of any of the assets of the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation's assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Article III.

**IV. CONVERSION.**

(a) **Conversion at Option of Holder**. Each holder of Series B Preferred may, from time to time and at any time, beginning on the date that is six months from the date of issuance of such Series B Preferred, convert any or all of such holder's shares of Series B Preferred into fully paid and non-assessable shares of Common Stock in an amount equal to one hundred (100) shares of Common Stock for each one (1) share of Series B Preferred surrendered.

(i) **Mechanics of Conversion**. A Holder shall effect a conversion by surrendering to the Corporation the original certificate or certificates representing the shares of Series B Preferred to be converted to the Corporation, together with a completed form of conversion notice attached hereto as Exhibit A (the "**Conversion Notice**"). Each Conversion Notice shall specify the number of shares of Series B Preferred to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice.

(ii) **Taxes**: The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the Conversion of the Series B Preferred.

(iii) **No Fractional Shares**: No fractional shares of Common Stock will be issued from the Conversion of the Series B Preferred. If the Conversion of Series B Preferred would result in the issuance of a fractional share of Common Stock to a holder (aggregating all shares of Series B Preferred being converted pursuant to a given Notice of Conversion), then the Corporation shall issue one share of Common Stock to each holder of Series B Preferred with a fractional share as the result of the Conversion.

**V. RANK**

All shares of the Series B Preferred shall rank on par with the Corporation's Common Stock, based on the amount that would be received if each one (1) share of Series B Preferred was fully converted into one hundred (100) shares of the Corporation's Common Stock.

**VI. VOTING RIGHTS**

Each one share of the Series B Preferred shall have voting rights equal to one hundred (100) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Articles of Incorporation or by-laws.

**VII. PROTECTION PROVISIONS**

So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series B Preferred, alter or change the rights, preferences or privileges of the Series B Preferred so as to affect adversely the holders of Series B Preferred.

**XIII. MISCELLANEOUS**

**A. Status of Converted or Redeemed Stock**: In case any shares of Series B Preferred shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series B Preferred.

**B. Lost or Stolen Certificates**: Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series B Preferred Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Certificates. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series B Preferred Certificates if the holder of the Series B Preferred contemporaneously requests the Corporation to convert such holder's Series B Preferred.

**C. Waiver**: Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred granted hereunder may be waived as to all shares of Series B Preferred (and the holders thereof) upon the unanimous written consent of the holders of the Series B Preferred.

D. __Notices__: Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

ParaMed Bioscience, Inc.
1326 Schofield Avenue
Schofield, Wisconsin 54476
Telephone: (715) 359-6373
Attention: Russell Mitchell, Chief Executive Officer

If to the holders of Series B Preferred, to the address listed in the Corporation's books and records.

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PURAMED BIOSCIENCE, INC.**, did on September 26, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 29, 2014.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20140929-0357
You may verify this certificate
online at **http://www.nvsos.gov/**